Illumina Announces Preliminary Revenue for First Quarter of Fiscal Year 2016

San Diego -- (BUSINESS WIRE) - April 18, 2016 - Illumina, Inc. (NASDAQ: ILMN) today announced estimated first quarter revenue of approximately $572 million, a 6% increase compared to $539 million in the first quarter of 2015 and 7% growth on a constant currency basis. This estimate, which is unaudited, is based on management's preliminary financial analysis.

“Our first quarter results fell short of expectations largely due to lower than expected sales of HiSeq 2500, 3000 and 4000 instruments. Despite this slow start in Q1, we anticipate that our Americas and Asia Pacific regions will meet our expectations for the full year, but that Europe will underperform. As a result, we now project approximately 12% revenue growth for fiscal 2016,” stated Jay Flatley, Chairman and CEO. “Given the disappointing outlook in Europe, we have made management changes in the region and plan to implement a program of actions to achieve our goal of delivering the robust growth we believe the market can support.”

Financial outlook and guidance
Updated GAAP and non-GAAP EPS guidance will be provided when reporting first quarter results on May 3, 2016.

Pre-Announcement Conference Call Details
A brief conference call to discuss preliminary first quarter results will be held today, April 18, 2016, at 1:30 pm Pacific Time (4:30 pm Eastern Time). Interested parties may listen to the call by dialing 888.687.3295 (passcode: 86049063), or if outside North America by dialing +1.503.406.4070 (passcode: 86049063). Individuals may access the live teleconference in the Investor Relations section of Illumina’s web site under the “company” tab at www.illumina.com.

A replay of the conference call will be available from 4:30 pm Pacific Time (7:30 pm Eastern Time) through April 25, 2016 by dialing 855.859.2056 (passcode: 86049063), or if outside North America by dialing +1.404.537.3406 (passcode: 86049063).

First Fiscal Quarter Results Conference Call Details
The company also announced that results for first fiscal quarter 2016 will be issued following the close of market on Tuesday, May 3, 2016. On the same day, at 2:00 pm Pacific Time (5:00 pm Eastern Time) Jay Flatley, Chairman and CEO, Francis deSouza, President, and Marc Stapley, Executive Vice President, Chief Administrative Officer, and Chief Financial Officer, will host a conference call to discuss financial and operating results.

Interested parties may listen to the call by dialing 888.687.3295 (passcode: 85797542), or if outside North America by dialing +1.503.406.4070 (passcode: 85797542). Individuals may access the live teleconference in the Investor Relations section of Illumina’s web site under the “company” tab at www.illumina.com.

A replay of the conference call will be available from 5:00 pm Pacific Time (8:00 pm Eastern Time) on May 3, 2016 through May 10, 2016 by dialing 855.859.2056 (passcode: 85797542), or if outside North America by dialing +1.404.537.3406 (passcode: 85797542).

Use of forward-looking statements
This release contains projections, information about our financial outlook, earnings guidance, and other forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our expectations as of the date of this release and may differ materially from actual future events or results. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to further develop and commercialize our instruments and consumables and to deploy new products, services, and applications, and expand the markets, for our technology platforms; (ii) our ability to manufacture robust instrumentation and consumables; (iii) our ability to successfully identify and integrate acquired technologies, products, or businesses; (iv) our expectations and beliefs regarding future conduct and growth of the business and the markets in which we operate; (v) challenges inherent in developing, manufacturing, and launching new products and services; and (vi) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina
Illumina is improving human health by unlocking the power of the genome.  Our focus on innovation has established us as the global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets.  Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments.  To learn more, visit www.illumina.com and follow @illumina.

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